EXHIBIT - CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended June 30, 2002, excluding the information contained in Item 6, part A, which was filed confidentially with the Securities and Exchange Commission under Rule 104(b), was filed with the following:

Mary W. Cochran, Esq.                Norma K. Scogin, Esq.
Arkansas Public Service Commission   Texas Attorney General's Office
1000 Center Street                   300 West 15th Street/10th Floor
Little Rock, AR  72201               Austin, TX  78701

Lawrence C. St. Blanc, Secretary     Sherry A. Quirk, Esq.
Louisiana Public Service Commission  Sullivan & Worcester LLP
Post Office Box 91154                1666 K. Street, N. W.
Baton Rouge, LA  70821-9154          Washington, DC  20036

George W. Fleming, Esq.              Mr. James, Galloway, Filing Clerk
Mississippi Public Utilities Staff   Central Records -PUCT
Post Office Box 1174                 1701 N. Congress
Jackson, MS  39215                   Austin, TX  78711

Mr. Kelley P. Meehan, Deputy         Hon. Emma J. Williams, Clerk of
Director                             Council
City Council Utilities Regulatory    City of New Orleans
Office                               Room 1E04, City Hall
Room 6E07, City Hall                 1300 Perdido Street
1300 Perdido Street                  New Orleans, LA  70112
New Orleans, LA  70112


                                     Entergy Corporation

                                     By:  /s/ Nathan E. Langston
                                           Nathan E. Langston
                                     Senior Vice President and
                                       Chief Accounting Officer
Dated:  November 25, 2002